UNITED STATES
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AT&T Corp.

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SBC / AT&T Merger: Strategic Overview Updated February 2005

Cautionary Language Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates" and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC's and AT&T's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

Additional Information In connection with the proposed transaction, SBC intends to file a registration statement, including a proxy statement of AT&T Corp., and other materials with the Securities and Exchange Commission (the "SEC"). Investors and AT&T shareholders are urged to read the registration statement, including the proxy statement, and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. AT&T Corp.'s filings may be accessed and downloaded for free via the AT&T Investor Relations Web Site www.att.com/ir/sec or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921. SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC's directors and executive officers is available in SBC's proxy statement for its 2004 annual meeting of stockholders, dated March 11, 2004, and information regarding AT&T Corp.'s directors and executive officers is available in AT&T Corp.'s proxy statement for its 2004 annual meeting of shareholders, dated March 25, 2004. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

On January 31, 2005, AT&T announced its intention to merge with SBC Communications to create an industry leader for the 21st century: Creates the industry's premier communications and networking company Accelerates AT&T's growth and transformation by combining our operational and financial advantages with those of SBC Provides additional financial strength and stability to accelerate our innovation and investment in the future of networking and communications Allows AT&T to continue providing the high-quality products and services our enterprise customers rely on - today and for many years to come

AT&T State-of-the-art nationwide and global network Robust suite of enterprise products and services Strong high-end enterprise and government customer base Advanced capabilities in data and IP-based services Proven sales and service expertise for complex communications solutions SBC Dense local access capabilities Extensive local broadband network - 5.1 million DSL lines Broad customer base in consumer, businesses of all sizes - 52 million local lines Cingular: nationwide wireless footprint and customer base - 49 million subscribers Complementary Assets, Operational Strengths

Combined company will have significantly greater capabilities than either company has, or could develop, on its own: Outstanding network reach - wireline and wireless Superior product and service offerings Strong brands and customer relationships Diversified revenue and customer base World-class sales, marketing and technical support capabilities Extensive global service platforms Deep technology know-how Experienced, proven management team Strategic Profile

Create a premier, global provider with the capabilities to succeed in a new era of communications Accelerate expansion in growing enterprise market Help customers transition to new technologies, migrate advanced solutions and products from high-end to mass market Realize significant operating efficiencies available from scale and next-generation technologies World- class networks Financial strength Best-in- class product portfolio Operational Strategy

SBC + AT&T A Premier Provider for a New Era of Networking and Communications